UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012 (July 31, 2012)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2012, CIT Group Inc. (“CIT”) completed a registered public offering of $1.75 billion aggregate principal amount of senior unsecured notes due 2017 (the “2017 Notes”) and $1.25 billion aggregate principal amount of senior unsecured notes due 2022 (the “2022 Notes”, together with the 2017 Notes, the “Notes”). The 2017 Notes were issued at par and will bear interest at a rate of 4.25% per annum and the 2020 Notes were issued at par and will bear interest at a rate of 5.00% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2013.

The net proceeds of this offering were approximately $2.97 billion, after deducting commissions, fees and expenses associated with the offering. We intend to use the net proceeds from the offering of the Notes for general corporate purposes and to refinance our outstanding 7.00% Series C Notes maturing in 2016 and/or 2017.

The Notes were issued pursuant to CIT’s shelf registration statement on Form S-3 ASR (Registration No. 333-180015), as supplemented by the final prospectus supplement filed with the SEC on August 2, 2012.

The Notes are unsecured obligations of CIT and are not guaranteed by any of CIT’s subsidiaries.

The Notes were issued under a base indenture, dated March 15, 2012, as supplemented by a third supplemental indenture, dated as of August 3, 2012 (together, the “Indenture”), each between CIT, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Indenture contains certain covenants that, subject to exceptions, limit CIT’s ability to (i) create liens and (ii) merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of its assets.

The Notes may be redeemed at any time, in whole or in part, at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium based on a discount rate of the applicable U.S. Treasury rate plus 50 basis points. In addition, CIT may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise. If CIT experiences a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes may require CIT to repurchase for cash all or a portion of their Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest.

The Indenture (including the Form of Note included therein) and the underwriting agreement relating to the Notes have been filed as exhibits to this Current Report on Form 8-K and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1

Underwriting Agreement, dated as of July 31, 2012, among CIT Group Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters listed in Schedule A thereto.

4.1

Indenture, dated as of March 15, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed March 16, 2012).

4.2

Third Supplemental Indenture, dated as of August 3, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 4.25% Senior Unsecured Note due 2017 and the Form of 5.00% Senior Unsecured Note due 2022).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:	/s/ Usama F. Ashraf

	Name:	Usama F. Ashraf
	Title:	Senior Vice President and Assistant Treasurer

Dated: August 3, 2012